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                                                                  Exhibit No. 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 22, 1998, included in this Annual Report of R.R. Donnelley & Sons Company on Form 10-K for the year ended December 31, 1997, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-19803, 33-43632, 33-49431, 33-49809, 33-52805 and 33-61387), Form
S-3 (File Nos. 33-57807 and 333-44303) and previously filed post-effective amendments thereto.

                                         ARTHUR ANDERSEN LLP

Chicago, Illinois
March 4, 1998